 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-276081
Prospectus supplement
(To prospectus dated December 15, 2023)
3,581,000 Shares of Class A Common Stock
Pre-funded Warrants to Purchase up to 1,463,000 Shares of Class A Common Stock
Series A Warrants to Purchase up to 5,044,000 Shares of Class A Common Stock (or pre-funded warrants)
Series B Warrants to Purchase up to 5,044,000 Shares of Class A Common Stock (or pre-funded warrants)
We are offering 3,581,000  shares of our Class A common stock, $0.01 par value per share, in this offering, and, in lieu of Class A common stock to certain investors that so choose, pre-funded warrants to purchase 1,463,000  shares of Class A common stock, as well as accompanying Series A common stock warrants to purchase up to an aggregate of 5,044,000 shares of our Class A common stock (or pre-funded warrants in lieu thereof) and Class B common stock warrants to purchase up to an aggregate of 5,044,000 shares of our Class A common stock (or pre-funded warrants in lieu thereof) pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant and the accompanying Series A common stock warrant and Series B common stock warrant equals the price per share at which shares of Class A common stock and the accompanying Series A common stock warrant and Series B common stock warrant are being sold in this offering, minus $0.01, and the exercise price of each pre-funded warrant equals $0.01 per share. This prospectus supplement also relates to the offering of the shares of Class A common stock issuable upon the exercise of such pre-funded warrants and Series A common stock warrants and Series B common stock warrants and the pre-funded warrants issuable upon the exercise of such Series A common stock warrants and Series B common stock warrants.
The Class A common stock and pre-funded warrants will be sold in combination with an accompanying Series A common stock warrant to purchase 5,044,000 shares of Class A common stock issued for each share of Class A common stock sold (or pre-funded warrants in lieu thereof) and Series B common stock warrant to purchase 5,044,000 shares of Class A common stock (or pre-funded warrants in lieu thereof).
The shares of our Class A common stock (or pre-funded warrants), Series A common stock warrants and Series B common stock warrants are immediately separable and will be issued separately. The Series A common stock warrants are exercisable six months from the date of issuance and will expire one year from the date of issuance. The Series B common stock warrants are exercisable six months from the date of issuance and will expire five years from the date of issuance. The Series A common stock warrants will have an exercise price of $1.955 per whole share of our Class A common stock, subject to adjustment as described elsewhere in this prospectus supplement. The Series B common stock warrants will have an exercise price of $2.34 per whole share of our Class A common stock, subject to adjustment as described elsewhere in this prospectus supplement.
In a concurrent registered direct offering, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain of the Company’s directors and officers (the “D&Os”), pursuant to which we are also offering shares of our Class A common stock and accompanying Series A common stock warrants to purchase 71,607 shares of Class A common stock with an exercise price of $1.955 per share and accompanying Series B common stock warrants to purchase 71,607 shares of Class A common stock with an exercise price of $2.34 per share, at a combined offering price of $1.955 (the “Concurrent Offering”). The securities offered in the Concurrent Offering were offered and sold by the Company pursuant to a separate prospectus supplement to the Registration Statement on Form S-3 (File No. 333-276081) we filed with the SEC. The Concurrent Offering is expected to close on or about May 20, 2026, and is contingent and conditioned upon consummation of, this offering, as well as certain other customary closing conditions. However, this offering is not contingent on the closing of the Concurrent Offering.
Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “RPID.” On May 18, 2026, the last reported sale price of our Class A common stock on The Nasdaq Capital Market was $1.955 per share. There is no established public trading market for the pre-funded warrants, the Series A common stock warrants, the Series B common stock warrants or the pre-funded warrants issuable upon exercise of the Series A common stock warrants or the Series B common stock warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or the Series A common stock warrants or Series B common stock warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per share and accompanying Series A and Series B common stock warrant	Per pre-funded warrant and accompanying Series A and Series B common stock warrant	Total
Offering price	$1.955	$1.945	$9,846,390
Underwriting discounts and commissions(1)	$0.1173	$0.1173	$591,661.20
Proceeds to Rapid Micro Biosystems, Inc., before expenses	$1.8377	$1.8277	$9,254,728.80

(1)
See “Underwriting” for a description of the compensation payable to the underwriters.

Delivery of the shares of Class A common stock, or the pre-funded warrants in lieu thereof, and the accompanying Series A common stock warrants and the Series B common stock warrants is expected to be made on or about May 20, 2026.
TD Cowen	Lake Street
Prospectus Supplement dated May 18, 2026

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common stock, Series A common stock warrants, Series B common stock warrants and pre-funded warrants to certain investors. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.
This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $200.0 million, of which this offering is a part. The shares of our Class A common stock, Series A common stock warrants, Series B common stock and pre-funded warrants to certain investors that may be sold under this prospectus supplement, are included in the $200.0 million of shares of Class A common stock that may be sold using the accompanying prospectus.
Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our Class A common stock, Series A common stock warrants, Series B common stock warrants or pre-funded warrants.
We are offering to sell, and seeking offers to buy, shares of Class A common stock, Series A common stock warrants, Series B common stock warrants and pre-funded warrants to certain investors only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock, Series A common stock warrants, Series B common stock and pre-funded warrants in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock, Series A common stock warrants, Series B common stock warrants and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

As used in this prospectus supplement, unless the context otherwise requires, references to the “company,” “we,” “us” and “our” refer to Rapid Micro Biosystems, Inc. and, where appropriate, our subsidiaries.
All references in this prospectus supplement and the accompanying prospectus to our financial statements include the related notes thereto.
Rapid Micro Biosystems, Inc., the Rapid logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. This prospectus supplement, any applicable prospectus or any information incorporated herein or therein may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

S-iii

MARKET, INDUSTRY AND OTHER DATA
This prospectus supplement, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement titled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference.
Company Overview
We are an innovative life sciences technology company that enables the safe and efficient manufacture of pharmaceutical products through our rapid automated microbial quality control, or MQC, detection platform. We develop, manufacture, market and sell the Growth Direct system and related proprietary consumables, and value-added services to enable rapid MQC testing in the manufacture of biologics and cell and gene therapies, vaccines, sterile injectables, and other healthcare products. Our system delivers the power of industrial automation to bioprocessing and pharmaceutical manufacturing firms by modernizing and digitizing their MQC operations. Our Growth Direct platform, developed with over 15 years of active feedback from our customers, was purpose-built to meet the growing demands posed by the increasing scale, complexity, and regulatory scrutiny confronting global pharmaceutical manufacturing. Our Growth Direct platform comprises the Growth Direct system, optional laboratory information management system connection software (which the majority of our customers purchase), proprietary consumables, and comprehensive field service, validation services and post-warranty service contracts. Once embedded and validated in our customers’ facilities, our Growth Direct platform provides for recurring revenues through ongoing sales of consumables and service contracts.
Our technology fully automates and digitizes the process of pharmaceutical MQC and is designed to enable our customers to perform this critical testing process more efficiently, accurately, and securely. Our Growth Direct platform accelerates time to results by 50% or more compared to the traditional method, and reduces MQC testing to a simple two-step workflow, eliminating up to 85% of the manual steps of traditional MQC, generating significant time, operational, and cost savings for our customers. We seek to establish the Growth Direct as the trusted global standard in automated MQC by delivering the speed, accuracy, security, and data integrity compliance that our customers depend on to ensure patient safety and consistent drug supply.
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information by Reference.”
Corporate History
Rapid Micro Biosystems, Inc., a Delaware corporation, was incorporated in December 2006. We completed our initial public offering of our Class A common stock in July 2021. Our executive offices are located at 25 Hartwell Avenue, Lexington, Massachusetts 02421 and our telephone number is (978) 349-3200. Our website address is www.rapidmicrobio.com. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.
Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.
For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement, as listed under in the section titled “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and may remain an emerging growth company until December 31, 2026 at the latest. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
•
not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•
reduced disclosure obligations regarding executive compensation;

•
exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved and from providing the pay ratio between our Chief Executive Officer and employees; and

•
an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We are also a “smaller reporting company” as defined in the Exchange Act, and may remain so even after we are no longer an emerging growth company. As a smaller reporting company, we are entitled to rely on certain reduced disclosure requirements for as long as we remain a smaller reporting company, such as presenting two years of audited financial statements in our annual Form 10-K or reduced disclosure requirements for executive compensation.
Concurrent Registered Direct Offering
On May 18, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain of our directors and officers (“D&Os”) for the purchase and sale of 71,607 shares of our Class A common stock and accompanying Series A common stock warrants to purchase 71,607 shares of Class A common stock with an exercise price of $1.955 per share and accompanying Series B common stock warrants to purchase 71,607 shares of Class A common stock to certain of our officers and directors with an exercise price of $2.34 per share, at a combined offering price of $1.955 (the “Concurrent Offering”).
This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the Concurrent Offering.

The Offering
Class A common stock offered by us
3,581,000 shares of Class A common stock.
Each share of Class A common stock is being offered and sold together with an accompanying (i) Series A common stock warrant to purchase shares of Class A common stock (or pre-funded warrants in lieu thereof) with an exercise price of $1.955 and (ii) Series B common stock warrant to purchase shares of Class A common stock (or pre-funded warrants in lieu thereof) with an exercise price of $2.34, at a combined public offering price of $1.955.
Pre-funded warrants offered by
us
We are also offering, in lieu of Class A common stock to certain investors, pre-funded warrants to purchase 1,463,000 shares of Class A common stock. Each pre-funded warrant is being offered and sold together with an accompanying Series A common stock warrant and Series B common stock warrant, each representing the right to purchase 5,044,000 shares of Class A common stock (or pre-funded warrants in lieu thereof) at a combined offering price of $1.945. The purchase price of each pre-funded warrant equals the price per share at which the shares of Class A common stock and accompanying Series A common stock warrants and Series B common stock warrants are being sold in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See the section titled “Description of Warrants” on page S-22 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of Class A common stock issuable upon exercise of such pre-funded warrants.
Series A common stock warrants offered by us
Series A common stock warrants to purchase up to 5,044,000 shares of our Class A common stock (or pre-funded warrants in lieu thereof). Each share of our Class A common stock or pre-funded warrant is being offered and sold together with an accompanying Series A common stock warrant to purchase shares of our Class A common stock (or pre-funded warrants in lieu thereof).
Series A common stock warrants will have an initial exercise price per share of $1.955, subject to certain adjustments, are exercisable six months from the date of issuance, and will expire one year from the date of issuance. For more information, see the section titled “Description of Warrants” on page S-22 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon exercise of the Series A common stock warrants (or pre-funded warrants in lieu thereof).
Series B common stock warrants offered by us
Series B common stock warrants to purchase up to 5,044,000  shares of our Class A common stock. Each share of our Class A common stock or pre-funded warrant is being offered and sold together with an accompanying Series B common stock warrant to purchase shares of our Class A common stock (or pre-funded warrants in lieu thereof) Series B common stock warrants will have an initial exercise price per share of $2.34, subject to certain adjustments, are exercisable six months from the date of issuance, and will expire five years from the date of issuance. For more information, see the section titled “Description of Warrants” on page S-22 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of our Class A common stock issuable upon exercise of the Series B common stock warrants (or pre-funded warrants in lieu thereof).
Concurrent Offering
In a concurrent registered direct offering, we have entered into a securities purchase agreement pursuant to which certain of our D&Os have agreed to purchase approximately 71,607 shares of our Class A common stock and accompanying Series A common stock warrants to purchase 71,607 shares of Class A common stock (or pre-funded warrants in lieu thereof) with an exercise price of $1.955 per share and Series B common stock warrants to purchase 71,607 shares of Class A common stock (or pre-funded warrants in lieu thereof) with an exercise price of $2.34 per share for gross proceeds of approximately $140,000. The Concurrent Offering is expected to close on or about May 20, 2026, and is contingent and conditioned upon consummation of, this offering, as well as certain other customary closing conditions. However, this offering is not contingent on the closing of the Concurrent Offering.
Class A common stock and Class B common stock to be outstanding immediately after this offering and the Concurrent Offering
44,920,118 shares of Class A common stock assuming no exercise of any warrants included in this offering and 4,499,529 shares of Class B common stock.
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $8.9 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and investments, primarily to fund working capital, and other general corporate purposes. See the section titled “Use of Proceeds” on page S-13 of this prospectus supplement.
Risk factors
Investing in our Class A common stock involves significant risks. See the section titled “Risk Factors” on page S-7 of this prospectus supplement, and in the related sections of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase shares of our Class A common stock.
Insider Participation
We expect certain of the directors and officers of the Company, including each of Kirk Malloy, Melinda Litherland, Inese Lowenstein, Robert Spignesi, Sean Wirtjes, Todd Ballantyne and Julie Jarvie, have agreed to purchase an aggregate of approximately $140,000, in shares of our Class A common stock and accompanying Series A common stock warrants and Series B common stock warrants in the Concurrent Offering, on the same terms as the other purchasers in this offering.

Nasdaq Capital Market
symbol
“RPID” There is no established public trading market for the Series A common stock warrants, Series B common stock warrants or the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A common stock warrants, Series B common stock warrants or pre-funded warrants on any securities exchange or recognized trading system.
All information in this prospectus supplement related to the number of shares of our Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 41,267,511 shares of our Class A common stock and 4,499,529 shares of our Class B common stock outstanding as of March 31, 2026. The number of shares outstanding as of March 31, 2026 as used throughout this prospectus supplement, unless otherwise indicated, excludes:
•
5,028,347 shares of Class A common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted average exercise price of $2.44 per share;

•
3,040,189 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026;

•
5,532,659 shares of Class A common stock available for future issuance under our 2021 Incentive Award Plan as of March 31, 2026, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

•
1,511,651 shares of Class A common stock available for future issuance under our 2021 Employee Stock Purchase Plan as of March 31, 2026, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

•
1,287,000 shares of Class A common stock available for future issuance under our 2023 Inducement Plan as of March 31, 2026, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

•
565,207 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of March 31, 2026; and

•
Up to $10.0 million of shares of our Class A common stock that may be sold from time to time pursuant to our sales agreement with TD Securities (USA) LLC entered into on December 15, 2023, of which 113,217 shares have been sold as of March 31, 2026, which has resulted in net proceeds of approximately $0.4 million as of March 31, 2026.

To the extent that any options are exercised, new options are issued or we otherwise issue additional shares of Class A common stock or pre-funded warrants or warrants in the future at a price less than the offering price, there may be further dilution to new investors purchasing Class A common stock, and the accompanying Series A common stock warrants and Series B common stock warrants in this offering. To the extent that pre-funded warrants, Series A common stock warrants or Series B common stock warrants purchased in this offering are exercised, investors purchasing our securities in this offering may experience dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options referred to above, and no exercise of the Series A common stock warrants, Series B common stock warrants or pre-funded warrants we are offering in this offering.

Risk Factors
Your investment in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
If you purchase our securities in this offering, you will suffer immediate and substantial dilution in the book value of your investment.
The offering price per share in this offering will exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. After giving effect to (i) an aggregate of 3,581,000 shares of our Class A common stock sold at a price of $1.955 per share and accompanying Series A common stock warrant and Series B common stock warrant, (ii) pre-funded warrants to purchase 1,463,000 shares of our Class A common stock sold at the offering price of $1.945 per pre-funded warrant and accompanying Series A common stock warrant and Series B common stock warrant and (iii) the Concurrent Offering, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $1.30 per share, if you purchase securities in this offering, you will suffer immediate dilution of $0.66 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2026 after giving effect to this offering, the offering price per share of Class A common stock (or pre-funded warrants in lieu thereof) and the Concurrent Offering. The exercise of outstanding stock options or other convertible securities will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
We have broad discretion in the use of our cash, cash equivalents and investments, including the net proceeds we receive in this offering, and may not use them effectively.
Our management has broad discretion to use our cash, cash equivalents and investments, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our Class A common stock. Because of the number and variability of factors that will determine our use of these funds, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A common stock to decline and delay the development of our product candidates. Pending their use to fund our operations, we may invest our cash, cash equivalents and investments, including the net proceeds from this offering, in a manner that does not produce income or that loses value.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable for our Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of shares of our Class A common stock in the public market after this offering could cause our stock price to fall.
Sales of a substantial number of shares of our Class A common stock in the public market or the perception that these sales might occur could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. In particular, if and when a new prospectus, prospectus supplement or a new registration statement is filed, we may sell additional shares of our Class A common stock to raise capital, including pursuant to our sales agreement with TD Securities (USA) LLC entered into on December 15, 2023, under which we may sell up to $10,000,000 of our Class A common stock, of which 113,217 shares have been sold as of March 31, 2026 which has resulted in net proceeds of approximately $0.4 million as of March 31, 2026. We are unable to predict the effect that any future sales may have on the prevailing market price of our Class A common stock. In addition, the sale of substantial amounts of our Class A common stock could adversely impact the price of our Class A common stock. The sale, or the availability for sale, of a large number of shares of our Class A common stock in the public market could cause the price of our Class A common stock to decline.
In connection with this offering, for a period of 60 days following this offering, we and our directors and executive officers, have entered into lock-up agreements. We and our directors and executive officers may be released from such lock-up agreements prior to the expiration of the applicable lock-up period with the prior written consent of TD Securities (USA) LLC and Lake Street Capital Markets, LLC (see the section titled “Underwriting” beginning on page S-28 of this prospectus supplement). Upon expiration or earlier release of the lock-up, we and our directors and executive officers may sell shares into the market, which could adversely affect the market price of shares of our Class A common stock. Future issuances of our Class A common stock or our other equity securities could further depress the market for our Class A common stock. We expect to continue to incur significant expenses in connection with operating our business, including manufacturing, product development, sales and marketing and general and administrative costs, and may need to sell additional equity securities to satisfy our funding requirements. The sale or the proposed sale of substantial amounts of our Class A common stock or our other equity securities may adversely affect the market price of our Class A common stock and our stock price may decline substantially.
We have also registered all shares of Class A common stock that we may issue under our equity compensation plans. Such registered shares can be freely sold in the public market, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.
The trading price of the shares of our Class A common stock could be highly volatile, and purchasers of our Class A common stock could incur substantial losses.
Since our Class A common stock began trading on The Nasdaq Capital Market on July 15, 2021, our stock has traded at prices as low as $0.58 per share and as high as $27.04 per share through March 31, 2026. This volatility may affect the price at which you could sell the shares of our Class A common stock, and the sale of substantial amounts of our Class A common stock could adversely affect the price of our Class A common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
As a result, you may not be able to sell your shares of Class A common stock at or above the price at which you purchase them. The stock market in general and the market for smaller life sciences, laboratory tools and technology companies in particular has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, our stockholders may not be able to sell their Class A common stock at or above the price they paid for them. Broad market and industry factors may negatively affect the market price of our Class A common stock, regardless of our actual operating performance.
The market price for our Class A common stock may be influenced by many factors, including:
•
actual or anticipated fluctuations in our financial condition and operating results, including fluctuations in our quarterly and annual results;

•
the introduction of new products or product enhancements by us or others in our industry;

•
variances in product and system reliability;

•
overall conditions in our industry and the markets in which we operate;

•
disputes or other developments with respect to our or others’ intellectual property rights;

•
actual or anticipated changes in our operating results or growth rate as a result of our competitors’ operating results;

•
our ability to develop and market new and enhanced products and expand into new markets on a timely basis;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
product liability claims or other litigation;

•
announcement or expectation of additional financing effort;

•
sales of our common stock by us or our stockholders;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
media exposure of our products or of those of others in our industry;

•
changes in earnings estimates or recommendations by securities analysts;

•
general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors; and

•
other factors described in this “Risk Factors” section.

We do not intend to pay dividends on our Class A common stock so any returns will be limited to the value of our stock.
We have never declared or paid cash dividends on our capital stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the terms of any future debt agreements we may enter into may preclude us from paying dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.
There is no public market for the pre-funded warrants, Series A common stock warrants or Series B common stock warrants being offered in this offering.
There is no public trading market for the pre-funded warrants, Series A common stock warrants or Series B common stock warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants, Series A common stock warrants or Series B common stock warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants and/or Series A common stock and Series B common stock warrants will be limited.
We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.
Each pre-funded warrant is exercisable for $0.01 per share of Class A common stock underlying such warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Class A common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.
The Series A common stock warrants and Series B common stock warrants are speculative in nature. You may not be able to recover your investment in the Series A common stock warrants and Series B common stock warrants, and the Series A common stock warrants and Series B common stock warrants may expire worthless.
The Series A common stock warrants and Series B common stock warrants do not confer any rights of our Class A common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our Class A common stock at a fixed price for a limited period of time. Specifically, six months after the date of issuance, holders of (i) Series A common stock warrants may exercise their right to acquire the underlying Class A common stock (or pre-funded warrants in lieu thereof) and pay an exercise price per share equal to $1.955, subject to certain adjustments, and the Series A common stock warrants will expire five years after the date of issuance and (ii) Series B common stock warrants may exercise their right to acquire the underlying Class A common stock and pay an exercise price per share equal to $2.34, subject to certain adjustments, and the Series B common stock warrants will expire one year after the date of issuance.
Moreover, following this offering, the market value of the pre-funded warrants, Series A common stock warrants and Series B common stock warrants, if any, is uncertain and there can be no assurance that the market value of the pre-funded warrants, Series A common stock warrants and Series B common stock warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our Class A common stock will equal or exceed the exercise price of the Series A common stock warrants and Series B common stock warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the Series A common stock warrants and Series B common stock warrants to exercise their warrants and we may never receive any additional proceeds from the exercise of Series A common stock warrants and Class B common stock warrants.
Holders of pre-funded warrants, Series A common stock warrants or Series B common stock warrants purchased in this offering will have no rights as Series A common stockholders until such holders exercise their pre-funded warrants, Series A common stock warrants or Series B common stock warrants and acquire our Class A common stock.
Until holders of pre-funded warrants, Series A common stock warrants or Series B common stock warrants acquire shares of our Class A common stock upon exercise of the pre-funded warrants, Series A common stock warrants or Series B common stock warrants, holders of pre-funded warrants, Series A common stock warrants or Series B common stock warrants will have no rights with respect to the shares of our Class A common stock underlying such pre-funded warrants, Series A common stock warrants or Series B common stock warrants. Upon exercise of the pre-funded warrants, Series A common stock warrants or Series B common stock warrants, the holders will be entitled to exercise the rights of a Class A common stockholder only as to matters for which the record date occurs after the exercise date.
Significant holders or beneficial holders of our Class A common stock may not be permitted to exercise warrants that they hold.
A holder of a warrant will not be entitled to exercise any portion of any warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our Class A common stock greater than 4.5% or 4.99% or 9.99%, as applicable, of the number of shares of our Class A common stock outstanding immediately before giving effect to the exercise of the warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.5% or 4.99% or 9.99%, as applicable, of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of such shares of Class A common stock unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your warrants for shares of our Class A common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.
If we do not maintain a current and effective registration statement relating to the shares of our Class A common stock issuable upon exercise of the pre-funded warrants. Series A common stock warrants or Series B common stock warrants, holders will only be able to exercise such warrants on a “cashless basis.”
If we do not maintain a current and effective registration statement relating to the shares of our Class A common stock issuable upon exercise of the pre-funded warrants, Series A common stock warrants or Series B common stock warrants at the time that holders wish to exercise such pre-funded warrants, Series A common stock warrants or Series B common stock warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our Class A common stock that holders will receive upon exercise of the pre-funded warrants, Series A common stock warrants or Series B common stock warrants will be fewer than it would have been had such holder exercised the warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants, Series A common stock warrants or Series B common stock warrants for cash if a current and effective registration statement relating to the shares of our Class A common stock issuable upon exercise of the pre-funded warrants, Series A common stock warrants or Series B common stock warrants is available.

Cautionary Statement Regarding Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “seek,” “outlook,” “approximately” or the negative version of these words or other comparable words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:
•
our business strategy for our Growth Direct platform and systems;

•
our future results of operations and financial position, including our expectations regarding revenue, gross margin, operating expenses and our ability to achieve positive cash flow;

•
our goal to achieve positive cash flow, our efforts to reduce our use of cash for operating and investing activities and the assumptions underlying such goal;

•
the expected impact of our debt facility with Trinity Capital Inc., including with respect to our financial position, cash forecast and use of proceeds;

•
our expectations and assumptions related to our future funding requirements and available capital resources, which may be impacted by market uptake of our Growth Direct platform and systems, our management of inventory and supply chain, our capital expenditures, our research and development activities and our sales, marketing, manufacturing and distribution activities;

•
our ability to maintain and expand our customer base for our Growth Direct platform and systems, including expectations for customer adoption of new applications for our Growth Direct system;

•
the effectiveness of our sales force and our sales processes;

•
anticipated trends and growth rates in our business and in the markets in which we operate;

•
our research and development activities and prospective new features, products and product approvals;

•
our ability to anticipate market needs and successfully develop and launch new and enhanced solutions to meet those needs, including prospective products;

•
our ability to hire and retain necessary qualified employees to grow our business and expand our operations;

•
our expectations regarding the potential impact of inflation and fluctuations in interest rates on our business and operating costs;

•
our ability to remain in compliance with the listing requirements of The Nasdaq Stock Market LLC;

•
our expectations regarding the potential impact of ongoing conditions in the financial markets and banking system on our operations and financial results;

•
the issuance and sale of our common stock in the Concurrent Offering;

•
our ability to adequately protect our intellectual property; and

•
our anticipated use of our existing cash, cash equivalents and investments and the net proceeds from this offering and any other financing transaction we may undertake.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, particularly in the “Risk Factors” section of this prospectus supplement in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Proceeds
We estimate that the net proceeds to us from the sale of the shares of Class A common stock, or pre-funded warrants in lieu thereof, and the accompanying Series A common stock warrants and Series B common stock warrants that we are offering will be approximately $8.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. If all of the Series A common stock warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $1.955, and all of the Series B common stock warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $2.34, we would receive additional gross proceeds of approximately $21.7 million. We cannot predict when or if the Series A common stock warrants and Series B common stock warrants will be exercised. It is also possible that the Series A common stock warrants and Series B common stock warrants may expire and may never be exercised.
The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. Our future capital requirements will depend on many factors, including those discussed in “Liquidity” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

Dividend Policy
We have never declared or paid any cash dividends on our capital stock. In addition, our loan and security agreement with Trinity Capital contains restrictions on our ability pay dividends on our common stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Dilution
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our Series A common stock or pre-funded warrant and accompanying Class A common stock warrant and Series B common stock warrant in this offering and the as adjusted net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value as of March 31, 2026 was $20.4 million, or $0.49 per share of Class A common stock, based upon 41,267,511 shares outstanding as of that date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding. After giving effect to the (i) issuance and sale of 3,581,000 shares of our Class A common stock, accompanying Series A common stock warrants to purchase an additional 3,581,000 shares of Class A common stock in this offering and accompanying Series B common stock warrants to purchase an additional 3,581,000 shares of Class A common stock in this offering, at a combined offering price of $1.955, (ii) pre-funded warrants to purchase 1,463,000 shares of our Class A common stock and accompanying Series A common stock warrants to purchase an additional 1,463,000 shares of our Class A common stock or Series B common stock warrants to purchase an additional 1,463,000 shares of our Class A common stock in this offering, at a combined offering price of $1.945 (which equals the price per share at which shares of our Class A common stock are being sold in this offering, minus the $0.01 per share exercise price of each such pre-funded warrant), and (iii) issuance and sale of 71,607 shares of our Class A common stock, accompanying Series A common stock warrants to purchase an additional 71,607 shares of Class A common stock in the Concurrent Offering and accompanying Series B common stock warrants to purchase an additional 71,607 shares of Class A common stock in the Concurrent Offering, at a combined offering price of $1.955, but excluding any proceeds from the exercise of the warrants issued pursuant to this offering and the Concurrent Offering and resulting accounting associated therewith, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of March 31, 2026 would have been $29.5 million, or $0.66 per share. This represents an immediate increase in net tangible book value of $0.17 per share to our existing stockholders, and an immediate dilution of $1.30 per share to investors purchasing shares of Class A common stock and pre-funded warrants and accompanying Series A common stock warrants and Series B common stock warrants in this offering.
The following table illustrates this calculation on a per share basis:
Offering price per share (or pre-funded warrant) and accompanying Series A and Series B common stock warrants		$1.955
Historical net tangible book value per share as of March 31, 2026	$0.49
Increase in net tangible book value per share attributable to investors participating in this offering and the Concurrent Offering	0.17
Pro forma net tangible book value per share as of March 31, 2026, after giving effect to this offering and the Concurrent Offering		0.66
Dilution of pro forma net tangible book value per share to new investors participating in this offering and the Concurrent Offering		$1.30
If the holders of Series A common stock warrants exercised the Series A common stock warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $38.87, representing an immediate increase in as adjusted net tangible book value per share of $0.78 to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $1.18 to purchasers in this offering.
If the holders of Series B common stock warrants exercised the Series B common stock warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $40.73, representing an immediate increase in as adjusted net tangible book value per share of $0.81 to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $1.53 to purchasers in this offering.
The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 41,267,511 shares of our Class A common stock and 4,499,529 shares of our Class B common stock outstanding as of March 31, 2026, and assumes the full exercise of the pre-funded warrants, Series A common stock warrants and Series B common stock warrants sold in this offering. The number of shares outstanding as of March 31, 2026 excludes:
•
5,028,347 shares of Class A common stock issuable upon the exercise of stock options outstanding as of March 31, 2026, at a weighted average exercise price of $2.44 per share;

•
3,040,189 shares of our Class A common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2026;

•
5,332,659 shares of Class A common stock available for future issuance under our 2021 Incentive Award Plan as of March 31, 2026, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

•
1,511,651 shares of Class A common stock available for future issuance under our 2021 Employee Stock Purchase Plan as of March 31, 2026, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

•
1,287,000 shares of Class A common stock available for future issuance under our 2023 Inducement Plan as of March 31, 2026, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

•
565,207 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of March, 2026; and

•
Up to $10.0 million of shares of our Class A common stock that may be sold from time to time pursuant to our sales agreement with TD Securities (USA) LLC entered into on December 15, 2023, of which 113,217 shares have been sold as of March 31, 2026 which has resulted in net proceeds of approximately $0.4 million as of March 31, 2026.

To the extent that outstanding options are exercised, new options or other securities are issued under our equity incentive plans or we issue additional shares of Class A common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Material U.S. Federal Income Tax Consequences For U.S. and Non-U.S. Holders
The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their purchase, ownership and disposition of shares of our Class A common stock, Series A common stock warrants, Series B common stock warrant and pre-funded warrants issued pursuant to this offering, and pre-funded warrants issuable upon exercise of the Series A common stock warrants and Series B common stock warrants. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our Class A common stock that is for U.S. federal income tax purposes:
•
a non-resident alien individual;

•
a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

•
an estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes (including S-corporations) or persons that hold their Class A common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our Class A common stock, Series A common stock warrants, Series B common stock or pre-funded warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Class A common stock, Series A common stock warrants or Series B common stock or pre-funded warrants through a partnership or other pass-through entity, as applicable.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. We assume in this discussion that a non-U.S. holder holds shares of our Class A common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, any estate tax, any tax considerations resulting from a non-U.S. holder having a functional currency other than the U.S. dollar, the timing of income accruals required under Section 451(b) of the Code, the Medicare tax on net investment income or any aspects of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•
insurance companies;

•
banks;

•
tax-exempt or governmental organizations;

•
financial institutions;

•
brokers or dealers in securities;

•
regulated investment companies;

•
pension plans;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•
persons deemed to sell our Class A common stock, Series A common stock warrants, Series B common stock warrants or pre-funded warrants under the constructive sale provisions of the Code;

•
persons that hold our Class A common stock, Series A common stock warrants, Series B common stock warrants or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

•
persons who hold or receive our Class A common stock, Series A common stock warrants, Series B common stock warrants or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation; and

•
persons who have elected to mark securities to market;

•
U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our Class A common stock, Series A common stock warrants, Series B common stock warrants or pre-funded warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock, Series A common stock warrants, Series B common stock warrants or pre-funded warrants.
Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share of our Class A common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of Class A common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and upon exercise, the holding period of the share of Class A common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of Class A common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.01 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes, and the discussion below, to the extent it pertains to our Class A common stock, is generally intended to also pertain to the pre-funded warrants.
Treatment of Series A Common Stock Warrants and Series B Common Stock Warrants
A U.S. holder generally will not recognize gain or loss on the exercise of a Series A common stock warrant or a Series B common stock warrant and the related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. holder’s initial tax basis in a warrant share will be equal to the sum of (a) such U.S. holder’s tax basis in the Series A common stock warrant or Series B common stock warrant, plus (b) the exercise price paid by such U.S. holder on the exercise of such Series A common stock warrant or Series B common stock warrant. A U.S. holder’s holding period in a warrant share received on the exercise of a Series A common stock warrant or Series B common stock warrant generally should begin on the day after the date that such Series A common stock warrant or Series B common stock warrant is exercised by such U.S. holder.
In certain circumstances, the Series A common stock warrants or Series B common stock warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Series A common stock warrant or Series B common stock warrant on a cashless basis, including with respect to their holding period and tax basis in the warrant share.
Distributions on the Shares of Our Class A Common Stock or the Warrant Shares
We do not anticipate declaring or paying any future distributions. However, if we do make distributions on the shares of our Class A common stock or the warrant shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the shares of our Class A common stock or the warrant shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such shares of our Class A common stock or the warrant shares, subject to the tax treatment described in “Sale or Other Taxable Disposition of the Shares of Our Class A Common Stock, Pre-Funded Warrants, Series A Common Stock Warrants, Series B Common Stock Warrants or Warrant Shares.”
Sale or Other Taxable Disposition of the Shares of Our Class A Common Stock, Pre-Funded Warrants, Series A Common Stock Warrants, Series B Common Stock Warrants or Warrant Shares
Upon the sale, exchange or other taxable disposition of the shares of our Class A common stock, pre- funded warrants (other than by exercise), Series A common stock warrants (other than by exercise), Series B common stock warrants (other than by exercise) or warrant shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the shares of our Class A common stock, pre-funded warrants, Series A common stock warrants, Series B common stock warrants or warrant shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Shares, pre-funded warrants, Series A common stock warrants, Series B common stock warrants or warrant shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.
Lapse of Pre-Funded Warrants and Series A Common Stock Warrants and Series B Common Stock Warrants
Upon the lapse or expiration of a pre-funded warrant, a Series A common stock warrant or a Series B common stock warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the pre-funded warrant, the Series A common stock warrant or Series B common stock warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Series A common stock warrant or Series B common stock warrant is held for more than one year. Deductions for capital losses are subject to limitations.
Certain Adjustments to the Pre-Funded Warrants and Series A Common Stock Warrants and Series B Common Stock Warrants
The terms of each pre-funded warrant and Series A common stock warrant and Series B common stock warrant provide for an adjustment to the number of warrant shares for which the pre-funded warrant or Series A common stock warrant or Series B common stock may be exercised and/or to the exercise price of the pre-funded warrant or Series A common stock warrant or Series B common stock warrant in certain events. An adjustment to the exercise price of a pre-funded warrant or Series A common stock warrant or Series B common stock warrant may be treated as a constructive distribution to a U.S. holder of the pre-funded warrants or Series A common stock warrant or Series B common stock warrant depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such

U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a deemed distribution to U.S. holders of the pre-funded warrants or Series A common stock warrants or Series B common stock warrants or shares of our Class A common stock. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, adjustments to the exercise price of pre-funded warrants, warrants or Class A common stock made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described in “Distributions on the Shares of Our Class A Common Stock or the Warrant Shares,” except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in the underlying stock will be increased to the extent any such constructive distribution is treated as a dividend. Proposed U.S. Treasury Regulations address the amount of, timing of, and withholding obligations in respect to, constructive distributions made to holders of convertible securities such as the pre-funded warrants or Series A common stock warrants or Series B common stock warrants. These proposed regulations are effective for constructive distributions made on or after the date of finalization, but may generally be relied upon as to certain matters for constructive distributions that occur prior to such date. U.S. holders should consult their own tax advisors regarding the application of such regulations and other tax considerations relating to the possibility of constructive distributions.
Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or the applicable withholding agent are unable to determine, at a time reasonably close to the date of payment of a distribution on our Class A common stock, what portion, if any, of the distribution will constitute a dividend, then we or the applicable withholding agent may withhold U.S. federal income tax on the basis of assuming that the full amount of the distribution will be a dividend. If we or another withholding agent apply over-withholding, a non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a properly executed IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.
Gain on Sale, Exchange or Other Taxable Disposition of Our Class A Common Stock
Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our Class A common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) with respect to the gain and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax described above in “— Distributions on Our Class A common stock” also may apply with respect to such effectively connected gain, as adjusted for certain items;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are, or have been, at any time during the five-year period preceding such sale, exchange or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation,” as defined in the Code and applicable Treasury Regulations, unless our Class A common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding Class A common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. If we are or were a “United States real property holding corporation” during the relevant period and the foregoing 5% exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a “United States real property holding corporation,” or that we are likely to become one in the future. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting
We, or any other applicable withholding agent, must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such distributions, regardless of whether any tax was actually withheld. Non-U.S. holders may have to comply with specific certification procedures, such as the provision of a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable Form W-8), to establish that the holder is not a United States person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Class A common stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.
FATCA
The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on our Class A common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our Class A common stock, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock and the entities through which they hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Description of Warrants
The following is a brief summary of certain terms and conditions of the pre-funded warrants, Series A common stock warrants and Series B common stock warrants being offered by this prospectus supplement, and the pre-funded warrants issuable upon exercise of the Series A common stock warrants and Series B common stock warrants. The following description is subject in all respects to the provisions contained in the pre-funded warrants and Series A common stock warrants and Series B common stock warrants.
Description of Pre-Funded Warrants
The pre-funded warrants will be issued as individual warrant agreements to the investors and may be issued upon exercise of the Series A common stock warrants and Series B common stock warrants. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.
Term
The pre-funded warrants will not expire.
Exercisability
The pre-funded warrants are exercisable at any time from and after their original issuance, and such rights will not expire. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our Class A common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of Class A common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our Class A common stock on the exercise date.
Exercise Limitations
Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our Class A common stock greater than 4.5%, 4.99% or 9.99%, as applicable, of the number of shares of our Class A common stock outstanding immediately before giving effect to the exercise of any pre-funded warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.5%, 4.99% or 9.99%, as applicable, of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of such shares of Class A common stock, and without taking account any other warrant shares. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.
Exercise price
The exercise price per whole share of our Class A common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share of Class A common stock. The exercise price of the pre-funded warrants and the number of shares of our Class A common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A common stock. The exercise price will not be adjusted below the par value of our Class A common stock.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the purchasers.

The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by us or our transfer agent.
Exchange listing
We do not plan on applying to list the pre-funded warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
Warrant agent
We will initially serve as the warrant agent under the pre-funded warrants.
Fundamental transactions
Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our Class A common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding Class A common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding Class A common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of investments or a combination of cash and investments, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.
No rights as a stockholder
Except by virtue of such holder’s ownership of shares of our Class A common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until such holder exercises the pre-funded warrant. Additionally, a holder is generally not entitled to receive distributions paid with respect to Class A common stock prior to the exercise of the pre-funded warrant, and instead such distributions are expected to be held in abeyance for the holder until such pre-funded warrant is exercised or the ownership limitations would not be exceeded, at which time such holder shall be entitled to receive such distributions.
Description of Series A Common Stock Warrants and Series B Common Stock Warrants
There are two forms of common stock warrants being offered by this prospectus supplement. Unless otherwise noted, such Series A common stock warrants and Series B common stock warrants have the same term set forth below. The common warrants will be issued as individual warrant agreements to the investors. The forms of common warrants will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.
Term
Series A common stock warrant:   The Series A common stock warrants will expire one year from the date of issuance.
Series B common stock warrant:   The Series B common stock warrants will expire five years from the date of issuance.
Exercisability
The Series A common stock warrants and Series B common stock warrants are exercisable six months after their original issuance. Except as noted below, the Series A common stock warrants and Series B common stock warrants will be exercisable solely by means of a cash exercise at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds for the number of shares of our Class A common stock (or, at the holder’s election, pre-funded warrants in lieu thereof) purchased upon such exercise. If, at the time a holder exercises its Series A common stock warrants or Series B common stock warrants, a registration statement registering the issuance of the shares of Class A common stock underlying the Series A common stock warrants or Series B common stock warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect to exercise the Series A common stock warrant or Series B common stock warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our Class A common stock (or, at the holder’s election, pre-funded warrants in lieu thereof) determined according to the formula set forth in the Series A common stock warrant or Series B common stock warrant. No fractional shares of our Class A common stock will be issued in connection with the exercise of a Series A common stock warrant or Series B common stock warrant. In lieu of any fractional shares, we will pay cash equal to the product of such fraction multiplied by the fair market value of one share underlying such Series A common stock warrant or Series B common stock warrant.
Exercise Limitations
Under the Series A common stock warrants or Series B common stock warrants, we may not effect the exercise of any Series A common stock warrant or Series B common stock warrants, and a holder will not be entitled to exercise any portion of any Series A common stock warrant or Series B common stock warrants, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our Class A common stock greater than 4.5% or 4.99% or 9.99%, as applicable, of the number of shares of our Class A common stock outstanding immediately before giving effect to the exercise of any Series A common stock warrant or Series B common stock warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.5% or 4.99% or 9.99%, as applicable, of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of such shares of Class A common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.
Exercise Price
The initial exercise price per whole share of our Class A common stock purchasable upon the exercise of the Series A common stock warrants is $1.955 per share of Class A common stock (or $1.945 per pre-funded warrant). The exercise price of the Series A common stock warrants and the number of shares of our Class A common stock (or, if the purchaser elects, pre-funded warrants) issuable upon exercise of the Series A common stock warrants is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Class A common stock.
The initial exercise price per whole share of our Class A common stock purchasable upon the exercise of the Series B common stock warrants is $2.34 per share of Class A common stock (or $1.945 per pre-funded warrant). The exercise price of the Series B common stock warrants and the number of shares of our Class A common stock (or, if the purchaser elects, pre-funded warrants) issuable upon exercise of the Series B common stock warrants is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Class A common stock.
Transferability
Subject to applicable laws and the restrictions on transfer set forth in the Series A common stock warrants and Series B common stock warrants, the Series A common stock warrants and Series B common stock warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing
We do not plan on applying to list the Series A common stock warrants or the Series B common stock warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.
Fundamental Transactions
In the event of a fundamental transaction, as described in the Series A common stock warrants or Series B common stock warrants, which generally includes a merger or consolidation resulting in the sale of 50% or more of the voting securities of the Company, the sale of all or substantially all of the assets or voting securities of the Company, or other change of control transaction, the holders of the Series A common stock warrants or Series B common stock warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series A common stock warrants or Series B common stock warrants immediately prior to such change of control without regard to any limitations on exercise contained in the Series A common stock warrants or Series B common stock warrants.
Notwithstanding the foregoing, as more fully described in the Series B common stock warrants, in the event of certain fundamental transactions, the holders of the Series B common stock warrants will have the right to require the Company (or a successor) to repurchase such warrants for consideration in an amount equal to the Black Scholes value of the unexercised portion of the Series B common stock warrants. If a fundamental transaction is not within our control, including not approved by the our board of directors, holders of the Series B common stock warrants shall only be entitled to receive from the Company or any Successor Entity as of the date of the consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), valued at the Black Scholes value of the unexercised portion of the unexercised portion of the Series B common stock warrants, that is being offered and paid to the holders of Class A common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Class A common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.
No Rights as a Stockholder
Except by virtue of such holder’s ownership of shares of our Class A common stock, the holder of a Series A common stock warrant or Series B common stock warrant does not have the rights or privileges of a holder of our Class A common stock, including any voting rights, until the holder exercises the Series A common stock warrant or Series B common stock warrant to receive shares of our Class A common stock. In the event of certain distributions, including cash dividends, if any, to all holders of our Class A common stock for no consideration, the holder of a Series A common stock warrant or Series B common stock warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our Class A common stock, subject to not exceeding the ownership limitations described above under “— Description of Common Warrants-Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised. In the event of certain distributions, including cash dividends, if any, to all holders of our Class A common stock for no consideration, the holder of a Series A common stock warrant or Series B common stock warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our Class A common stock, subject to not exceeding the ownership limitations described above under “— Description of Common Warrants-Exercise Limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.
Series A Common Stock Warrant Forced Exercise.
The Series A common stock warrants contain a forced exercise provision granting the Company the right, upon the satisfaction of specified conditions, to require holders to exercise all or any portion offered pursuant to this prospectus.

Series B Common Stock Warrant Participation Rights.
For a period of twelve months from the original issue date, holders of the Series B common stock warrants have the right to participate in future issuances of our Class A common stock or common stock equivalents pro rata, up to an aggregate of 25% of such offering, subject to certain conditions.

Underwriting
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Class A common stock, pre-funded warrants, Series A common stock warrants and Series B common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our Class A common stock, pre-funded warrants and accompanying Series A common stock warrants (or pre-funded warrants in lieu thereof) and Series B common stock warrants (or pre-funded warrants in lieu thereof) set forth opposite its name below. TD Securities (USA) LLC and Lake Street Capital Markets, LLC are the representatives of the underwriters.
Underwriter	Number of shares of Class A common stock	Number of pre-funded warrants	Number of accompanying Series A common stock warrants	Number of accompanying Series B common stock warrants
TD Securities (USA) LLC	2,506,700	1,024,100	3,530,800	3,530,800
Lake Street Capital Markets, LLC	1,074,300	438,900	1,513,200	1,513,200
Total	3,581,000	1,463,000	5,044,000	5,044,000
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares of Class A common stock, pre-funded warrants, Class A common stock warrants (or pre-funded warrants in lieu thereof) and Series B common stock warrants (or pre-funded warrants in lieu thereof) sold under the underwriting agreement if any of these securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the shares of Class A common stock, pre-funded warrants, Series A common stock warrants (or pre-funded warrants in lieu thereof) and Series B common stock warrants (or pre-funded warrants in lieu thereof) subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions.   The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us.
In addition to the foregoing, the underwriters have agreed to assist in soliciting the exercise of the accompanying Series A and Series B warrants in return for a fee of 6.0% of the gross proceeds received by us upon the cash exercise of such warrants following the closing of this offering.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $330,000 and are payable by us. We have agreed to reimburse the underwriters for up to $100,000 for their counsel fees and other expenses related to this offering. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.
	Per share and accompanying Series A and Series B common stock warrants	Per pre-funded unit and accompanying Series A and Series B common stock warrant	Total
Public offering price	$1.955	$1.945	$9,846,390
Underwriting discounts and commissions	$0.1173	$0.1173	$591,661.20
Proceeds, before expenses, to us	$1.8377	$1.8277	$9,254,728.80

The underwriters propose to offer (i) the shares of Class A common stock and accompanying Series A common stock warrants (and pre-funded warrants in lieu thereof), (ii) the shares of Class A common stock and accompanying Series B common stock warrants (or pre-funded warrants in lieu thereof) at their respective combined public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the shares of Class A common stock and accompanying Series A common stock warrants (or pre-funded warrants in lieu thereof) and Class A common stock and accompanying Series B common stock warrants (or pre-funded warrants in lieu thereof) and (iii) pre-funded warrants and accompanying Series A common stock warrants or Series B common stock warrants to securities dealers at their respective combined public offering price less a concession not in excess of $0.07038 per share of Class A common stock and accompanying Series A common stock warrant and Class A common stock and accompanying Series B common stock warrant and $1.945 per pre-funded warrant and accompanying Series A common stock warrant or Series B common stock warrant. If all of the shares of Class A common stock and accompanying Series A common stock warrants and Class A common stock and accompanying Series B common stock warrants, pre-funded warrants and accompanying Series A common stock warrants or Series B common stock warrants are not sold at their respective combined public offering price, the underwriters may change the offering price and other selling terms. Sales of any shares of Class A common stock, pre-funded warrants and accompanying Series A common stock warrants and Series B common stock warrants may be made by affiliates of the underwriters.
Discretionary Accounts.   The underwriters do not intend to confirm sales of the shares of Class A common stock, pre-funded warrants, accompanying Series A common stock warrants and Series B common stock warrants to any accounts over which they have discretionary authority.
Market Information.   Our Class A common stock is listed on The Nasdaq Capital Markets under the symbol “RPID.” We do not intend to list the pre-funded warrants, the Series A common stock warrants or the Series B common stock warrants on The Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system.
Stabilization.   In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares of our Class A common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of our Class A common stock while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of shares of our Class A common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares.

•
Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. If the underwriters sell more shares than purchased and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Class A common stock. These transactions may be effected on The Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making.   In connection with this offering, underwriters (and their affiliates) and selling group members may engage in passive market making transactions in our Class A common stock on The Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of our Class A common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.
Lock-Up Agreements.   Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to and will not cause or direct any of its affiliates to (i) offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or publicly announce the intention to otherwise dispose of, (ii) enter into, or publicly announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the stockholder or someone other than the stockholder) in whole or in part, directly or indirectly, the economic risk of ownership of, (iii) engage in, or publicly announce the intention to engage in, any short selling of, or (iv) make any demand or request for or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any Class A common stock or securities convertible into or exchangeable or exercisable for Class A common stock without the prior written consent of TD Securities (USA) LLC and Lake Street Capital Markets, LLC, for a period of 60 days after the date of the underwriting agreement. In addition, During the period commencing on and including the date hereof and ending on and including the earlier of (x) the 180th day following the date of this prospectus and (y) the date that none of the Series A common stock warrants are outstanding, we shall be prohibited from effecting or entering into an agreement to effect any “Variable Rate Transaction.” The term “Variable Rate Transaction” shall mean a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Class A common stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Class A common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or our market) enters into any agreement, including, but not limited to, an equity line of credit, whereby we may sell securities at a future determined price. For the avoidance of doubt, the issuance of a security which is subject to customary anti-dilution protections, including where the conversion, exercise or exchange price is subject to adjustment as a result of stock splits, reverse stock splits and other similar recapitalization or reclassification events, shall not be deemed to be a “Variable Rate Transaction.” For the further avoidance of doubt, “Variable Rate Transaction” does not include the issuance of revenue bonds or other straight debt instruments with no equity or equity-linked components, traditional term loans or credit facilities that do not include equity or equity-linked conversion features, or the ATM (as defined below).
This lock-up provision applies to Class A common stock and to securities convertible into or exchangeable or exercisable for Class A common stock. It also applies to Class A common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue Class A common stock, restricted stock units or options pursuant to our incentive award plans or dividend reinvestment plans, (b) issue Class A common stock upon conversion of securities or the exercise of warrants, (c) issue Class A common stock pursuant to our sales agreement with TD Securities (USA) LLC, entered into on December 15, 2023, after 45 days following the date of the underwriting agreement (the “ATM”), provided further, that in the event the closing price of the our Class A common stock exceeds $3.85, the Company may issue shares of Common Stock in the ATM, or (d) adopt a new equity incentive plan and file a registration statement on Form S-8 in connection with such plan. The exceptions permit our executive officers and directors as parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts to any member of immediate family, charity or educational institutions, (b) make transfers to certain trusts, (c) make transfers by will, other testamentary document or intestate succession, (d) make transfers that occur solely by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (e) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any stockholders, partners, members of, or beneficial owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (f) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement, (g) enter into transactions relating to shares of Class A common stock or other securities convertible into or exercisable or exchangeable for Class A common stock acquired in this offering or in open market transactions after completion of this offering, (h) enter into a 10b5-1 trading plan, provided that such plan does not permit the sale of any Class A common stock during the lock-up period and no public announcement or filing is voluntarily made or required regarding such transaction during the lock-up period, (i) make transfers or dispositions to satisfy tax withholding obligations pursuant to our equity incentive plans or arrangements disclosed in this prospectus supplement and the accompanying prospectus, (j) make transfers of Class A common stock under an existing 10b5-1 trading plan, provided that such plan was provided to TD Securities (USA) LLC and Lake Street Capital Markets, LLC or their legal counsel, and any filing that is made in connection with such transaction during the lock-up period includes a statement that such transfer is in accordance with an established 10b5-1 trading plan.
TD Securities (USA) LLC and Lake Street Capital Markets, LLC, in their sole discretion, may release our Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our Class A common stock and other securities from lock-up agreements, TD Securities (USA) LLC and Lake Street Capital Markets, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Selling Restrictions
Canada.   The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland.   The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus supplement and accompanying prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area.   In relation to each Member State of the European Economic Area (each, a “Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Member State at any time:
A.   to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
B.   to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
C.   in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom.   No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the securities may be offered to the public in the United Kingdom at any time:
A.   where (i) the offer is conditional on the admission of the securities to trading on the London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR) or (ii) the securities being offered are at the time of the offer already admitted to trading on London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(b) of Schedule 1 of the POATR);
B.   to any qualified investor as defined in paragraph 15 of Schedule 1 of the POATR;
C.   to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the representatives for any such offer; or
D.   in any other circumstances falling within Part 1 of Schedule 1 of the POATR,
For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication to any person which presents sufficient information on: (a) the securities to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the securities and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Hong Kong.   The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore.   Each underwriter has acknowledged that this prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any securities or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:
A.   to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;
B.   to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
C.   otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.   a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b.   a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)   to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law;
(iv)   as specified in Section 276(7) of the SFA; or
(v)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel.   In the State of Israel this prospectus supplement and accompanying prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus supplement and accompanying prospectus or make, distribute or direct an offer to subscribe for the securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered the securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued the securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of securities on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of Securities.   This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares of Class A common stock, pre-funded warrants and accompanying Series A common stock warrants or Series B common stock warrants and accompanying Series A common stock warrants and Series B common stock warrants and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. TD Securities (USA) LLC, is the sales agent under our sales agreement, pursuant to which we may offer and sell, from time to time, shares of our Class A common stock by any method that is deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act.
Insider Participation.   Certain of the directors and officers of the Company, including each of Kirk Malloy, Melinda Litherland, Inese Lowenstein, Robert Spignesi, Sean Wirtjes, Todd Ballantyne and Julie Jarvie, have agreed to purchase an aggregate of approximately $140,000, in shares of our Class A common stock and accompanying Series A common stock warrants and Series B common stock warrants in the Concurrent Offering, on the same terms as the other purchasers in this offering.

Legal Matters
Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. The underwriters are being represented in connection with this offering by Covington & Burling LLP, New York, New York.
Experts
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

Incorporation of Certain Information by Reference
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have previously filed with the SEC (File No. 001-40592) other than information in such documents that is deemed to be furnished and not filed:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 8, 2026;

•
our Current Report on Form 8-K, filed with the SEC on March 27, 2026; and

•
the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40592) as filed with the SEC on July 12, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, through the termination of the offering of the offered securities described in this prospectus supplement, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement, at no cost by writing us at the following address: Rapid Micro Biosystems, Inc., Attn: Investor Relations, 25 Hartwell Avenue, Lexington, Massachusetts 02421, or via telephone at (978) 349-3200.
This prospectus supplement is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS
$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may from time to time issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our Class A common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.
We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “RPID.” On December 12, 2023, the closing price for our Class A common stock, as reported on Nasdaq, was $1.06 per share. Our principal executive offices are located at 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854.
As of December 12, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $11.6 million, based on 42,409,105 shares of outstanding Class A common stock and Class B common stock, of which approximately 33.0 million shares were held by affiliates, and a price of $1.06 per share, which was the price at which our Class A common stock was last sold on Nasdaq on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, or the Baby Shelf Limitation.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 26, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000, subject to the Baby Shelf Limitation.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 31 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.
As used in this prospectus, unless the context otherwise requires, references to the “company,” “we,” “us” and “our” refer to Rapid Micro Biosystems, Inc. and, where appropriate, our subsidiaries.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks, or by other risks that are not currently known to us. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, which is on file with the SEC and is incorporated herein by reference, (ii) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 which are on file with the SEC and are incorporated herein by reference and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and similar expressions or the negative of these terms. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”
This prospectus and the information and documents incorporated by reference herein contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•
our business strategy for our Growth Direct platform and systems;

•
our future results of operations and financial position, including our expectations regarding revenue, gross margin, operating expenses and ability to generate cash flow;

•
our expectations and assumptions related to our future funding requirements and available capital resources, which may be impacted by market uptake of our Growth Direct system, our management of inventory and supply chain, our research and development activities and the expansion of our sales, marketing, service, manufacturing and distribution capabilities;

•
our ability to maintain and expand our customer base for our Growth Direct platform and systems;

•
the effectiveness of enhancements of our sales processes;

•
anticipated trends and growth rates in our business and in the markets in which we operate;

•
our research and development activities and prospective new features, products and product approvals;

•
our ability to anticipate market needs and successfully develop new and enhanced solutions to meet those needs, including prospective products;

•
our ability to hire and retain necessary qualified employees to grow our business and expand our operations;

•
our expectations regarding the potential impact of inflation and fluctuations in interest rates on our business and operating costs;

•
our ability to remain in compliance with the listing requirements of Nasdaq;

•
our expectations regarding the potential impact of ongoing conditions in the banking system and financial markets on our operations and financial results;

•
our ability to adequately protect our intellectual property;

•
our estimates of our expenses, capital requirements and needs for additional financing;

•
our anticipated use of net proceeds from any offering of our securities pursuant to this prospectus;

•
general economic, industry and market conditions; and

•
other risks and uncertainties, including those listed under the caption “Risk Factors.”

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, pharmaceutical and general publications, government data and similar sources.
You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

THE COMPANY
We are an innovative life sciences technology company that enables the safe and efficient manufacture of pharmaceutical products through our rapid automated microbial quality control, or MQC, detection platform. We develop, manufacture, market and sell the Growth Direct system and related proprietary consumables, and value-added services to enable rapid MQC testing in the manufacture of biologics, cell and gene therapies, vaccines, sterile injectables, and other healthcare products. Our system delivers the power of industrial automation to bioprocessing and pharmaceutical manufacturing firms by modernizing and digitizing their MQC operations. Our Growth Direct platform, developed with over 15 years of active feedback from our customers, was purpose-built to meet the growing demands posed by the increasing scale, complexity, and regulatory scrutiny confronting global pharmaceutical manufacturing. Our Growth Direct platform comprises the Growth Direct system, optional laboratory information management system connection software (which the majority of our customers purchase), proprietary consumables, and comprehensive field service, validation services and post-warranty service contracts. Once embedded and validated in our customers’ facilities, our Growth Direct platform provides for recurring revenues through ongoing sales of consumables and service contracts.
Our technology fully automates and digitizes the process of pharmaceutical MQC and is designed to enable our customers to perform this critical testing process more efficiently, accurately, and securely. Our Growth Direct system accelerates time to results by several days, up to a 50% improvement over the traditional method, and reduces MQC testing to a simple two-step workflow, eliminating up to 85% of the manual steps of traditional MQC, generating significant time, operational, and cost savings for our customers. We seek to establish the Growth Direct platform as the trusted global standard in automated MQC by delivering the speed, accuracy, security, and data integrity that our customers depend on to ensure patient safety and consistent drug supply.
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation by Reference.”
Corporate History
Rapid Micro Biosystems, Inc., a Delaware corporation, was incorporated in December 2006. We completed the initial public offering of our Class A common stock in July 2021. Our executive offices are located at 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854 and our telephone number is (978) 349-3200. Our website address is www.rapidmicrobio.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Our Class A common stock trades on Nasdaq under the symbol “RPID.”
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
•
being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•
reduced disclosure about our executive compensation arrangements;

•
not being required to hold advisory votes on executive compensation or golden parachute arrangements;

•
an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes Oxley Act of 2022, as amended; and

•
an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.
We are also a “smaller reporting company,” meaning that-the-market value of our shares held by non-affiliates plus the aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Class A common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation, or the certificate of incorporation, and our amended and restated bylaws, or the bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our capital stock may also be affected by Delaware law, including the General Corporation Law of the State of Delaware, or the DGCL.
General
Our certificate of incorporation authorizes capital stock consisting of 210,000,000 shares of Class A common stock, par value $0.01 per share, 10,000,000 shares of Class B common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.
As of December 12, 2023, 37,099,576 shares of our Class A common stock and 5,309,529 shares of our Class B common stock were outstanding. We have no shares of preferred stock issued and outstanding.
Class A Common Stock and Class B Common Stock
Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation. See below under “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws-Amendment of Charter Provisions.”
Holders of our Class B common stock have identical rights to holders of our Class A common stock as set forth in the preceding paragraph, other than as follows: (i) except as otherwise expressly provided in our certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, while holders of our Class A common stock are entitled to one vote per share of Class A common stock, holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) while holders of our Class A common stock have no conversion rights, holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.9% of any class of our securities registered under the Exchange Act. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no shares of preferred stock outstanding and no present plans to issue any shares of preferred stock.
Registration Rights
Certain holders of our Class A common stock and Class B common stock are entitled to certain rights with respect to the registration of such shares for public resale under the Securities Act pursuant to our investors’ rights agreement by and among us and certain of our stockholders, until the rights otherwise terminate pursuant to the terms of our investors’ rights agreement. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Form S-1 Registration Rights
If at any time after the earlier of (i) three years after the date of our investors’ rights agreement or (ii) 180 days after the effective date of the registration statement for our initial public offering, which was July 14, 2021, the holders of a majority of our registrable securities request in writing that we effect a registration with respect to all or part of such registrable securities then outstanding and having an anticipated aggregate offering price of at least $50,000,000, we may be required to register their shares. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Piggyback Registration Rights
If at any time after our initial public offering we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, the holders of at least twenty percent of our registrable securities request in writing that we effect a registration with respect to registrable securities at an aggregate price to the public in the offering of at least $3,000,000, we will be required to effect such registration; provided, however, that we will not be required to effect such a registration if, within any twelve month period, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Expenses and Indemnification
Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.
Termination of Registration Rights
The registration rights terminate upon the earlier of (i) the closing of certain liquidation events or a SPAC Transaction (as such term is defined in our investors’ rights agreement), (ii) such time as Rule 144 of the Securities Act or another similar exemption under the Securities Act is available for the sale of all shares held by a holder of our registrable securities without limitation during a three-month period without registration, and (iii) three years after the effective date of the registration statement for our initial public offering, which was July 14, 2021.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult:
•
an acquisition of us by means of a tender offer;

•
an acquisition of us by means of a proxy contest or otherwise; or

•
the removal of our incumbent officers and directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent
Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Under our certificate of incorporation, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or the rules and regulations thereunder. Our certificate of incorporation further provides that, unless we consent in writing to the section of an alternative forum, the federal district courts of the United States of America, shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. It is possible that a court of law could rule that either or both of the choice of forum provisions contained in our certificate of incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Nasdaq Global Select Market Listing
Our Class A common stock is listed on Nasdaq under the trading symbol “RPID.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•
the title of the series of debt securities;

•
any limit upon the aggregate principal amount that may be issued;

•
the maturity date or dates;

•
the form of the debt securities of the series;

•
the applicability of any guarantees;

•
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•
whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•
our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•
if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•
additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•
additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•
additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•
additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•
whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for U.S. federal income tax purposes;

•
any restrictions on transfer, sale or assignment of the debt securities of the series; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

•
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•
the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•
such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•
to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•
to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale”;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•
to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•
to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•
extending the fixed maturity of any debt securities of any series;

•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•
provide for payment;

•
register the transfer or exchange of debt securities of the series;

•
replace stolen, lost or mutilated debt securities of the series;

•
pay principal of and premium and interest on any debt securities of the series;

•
maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the trustee;

•
compensate and indemnify the trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•
the offering price and aggregate number of warrants offered;

•
the currency for which the warrants may be purchased;

•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•
the terms of any rights to redeem or call the warrants;

•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the periods during which, and places at which, the warrants are exercisable;

•
the manner of exercise;

•
the dates on which the right to exercise the warrants will commence and expire;

•
the manner in which the warrant agreement and warrants may be modified;

•
U.S. federal income tax consequences of holding or exercising the warrants;

•
the terms of the securities issuable upon exercise of the warrants; and

•
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

•
the price or prices at which such units will be issued;

•
the applicable United States federal income tax considerations relating to the units;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•
to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•
to correct or supplement any defective or inconsistent provision; or

•
to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

•
any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•
if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer
We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our Class A common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our Class A common stock that is treated for U.S. federal income tax purposes as:
•
a non-resident alien individual;

•
a foreign corporation or other foreign organization taxable as a corporation; or

•
a foreign trust or estate the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities that are treated as pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our Class A common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Class A common stock through a partnership or other pass-through entity, as applicable.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our Class A common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare contribution tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than income taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
•
insurance companies;

•
tax-exempt or governmental organizations;

•
financial institutions;

•
brokers or dealers in securities;

•
“regulated investment companies” and “real estate investment trusts”;

•
pension plans;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

•
persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•
persons that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•
U.S. expatriates.

This discussion is for general information only and does not (and is not intended to) constitute tax advice. Accordingly, all prospective non-U.S. holders of our Class A common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock.
Distributions on Our Class A Common Stock
We have never declared or paid any cash distributions on our capital stock and we do not anticipate declaring or paying cash distributions on our Class A common stock for the foreseeable future. Distributions, if any, on our Class A common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax law. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Class A common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Class A Common Stock.” Any such distributions will also be subject to the discussions below under the sections entitled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA.”
Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30 percent or a reduced rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, or U.S. effectively connected income, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30 percent withholding of U.S. federal income tax if the non-U.S. holder satisfies applicable certification requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent or a reduced rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.
A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Gain on Sale or Other Taxable Disposition of Our Class A Common Stock
Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our Class A common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Class A Common Stock” also may apply;
•
the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a withholding tax at a 30 percent rate (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” as described below, unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5 percent of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting
We (or the applicable paying agent) must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and taxes withheld, if any, with respect to such distributions. A non-U.S. holder may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Class A Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or tax information or reporting agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements — FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30 percent on payments of dividends on, or, subject to the discussion of certain proposed U.S. Treasury regulations below, gross proceeds from the sale or other disposition of, our Class A common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. However, the U.S. Treasury released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our Class A common stock. In the preamble to such proposed regulations, the U.S. Treasury stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock and the entities through which they hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30 percent withholding tax under FATCA.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to one or more purchasers, including our affiliates, in negotiated transactions, (iii) through agents, or (iv) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
•
on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best-efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including, if applicable, the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, or FINRA.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, unless the parties to any such trade expressly agree otherwise, trades in the secondary market generally are required to settle in (a) two business days prior to May 28, 2024 and (b) one business day starting on May 28, 2024. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day (prior to May 28, 2024) or first business day (on or after May 28, 2024) before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days (prior to May 28, 2024) or one scheduled business day (on or after May 28, 2024) after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See the section titled “Description of Capital Stock” on page 9 of this prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Rapid Micro Biosystems, Inc., Attn: Investor Relations, 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, and our website is located at www.rapidmicrobio.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have previously filed with the SEC (File No. 001-40592) other than information in such documents that is deemed to be furnished and not filed:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023, as amended on May 15, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on March 21, 2023;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 4, 2023 and November 3, 2023, respectively;

•
our current Reports on Form 8-K filed with the SEC on May 8, 2023, July 18, 2023, September 19, 2023 and September 26, 2023; and

•
the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40592) as filed with the SEC on July 12, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 10, 2023 and as amended on May 15, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, through the termination of the offering of the offered securities described in this prospectus, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Rapid Micro Biosystems, Inc., Attn: Investor Relations, 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, or via telephone at (978) 349-3200.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

3,581,000 Shares of Class A Common Stock
Pre-funded Warrants to Purchase up to 1,463,000 Shares of Class A
Common Stock
Series A Warrants to Purchase up to 5,044,000 shares of Class A
Common Stock
Series B Warrants to Purchase up to 5,044,000 Shares of Class A
Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen	Lake Street
May 18, 2026